Exhibit 99
                                Selected Information
                    Relating to Series 1992-1, Series 1992-2,Series
                 1994-1 Certificates, Series 1995-1 Certificates, Series
                 1996-1 Certificates and Series 1996-2 Certificates from
                         January 1, 1997 through March 31, 1997
                        ----------------------------------------

            Series 1992-1   Series 1992-2   Series 1994-1    Series 1995-1    Series 1996-1    Series 1996-2
            6 7/8% Auto     7 3/8% Auto     Floating Rate    6.50% Auto       5.50% Auto       Floating Rate
            Loan Asset      Loan Asset       Loan Asset       Loan Asset       Loan Asset      Loan Asset
            Backed          Backed           Backed           Backed           Backed          Backed
            Certificates    Certificates     Certificates     Certificates     Certificates    Certificates
            ------------    ------------     ------------     ------------     ------------    ------------





Interest
Paid       $  5,729,166.67  $ 12,906,249.99  $ 14,557,708.31  $ 17,949,652.79  $ 10,718,055.57  $ 13,682,666.66

Servicing
Fee Paid   $    333,333.33  $  1,400,000.00  $  2,499,999.99  $  2,499,999.99  $  2,000,000.01  $  2,400,000.00









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